UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2007

The New York Times Company

(Exact name of Registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

229 West 43rd Street, New York New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

Effective as of January 29, 2007, NYT Real Estate Company LLC, a wholly owned subsidiary of The New York Times Company (the “Company”), The New York Times Building LLC, a limited liability company in which the Company holds a 58% interest, FC Eighth Ave., LLC and Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) entered into a fourth amendment to a Building Loan Agreement and a third amendment to a Project Loan Agreement (together, the “amended Loan Agreements”).   These financing arrangements relate to the development and construction of a condominium office building (the “Building”) in New York City by the Company and an affiliate of the Forest City Ratner Companies. The Building will serve as the Company’s new headquarters.

As a result of the amendments, NYT Real Estate Company LLC has been released as a borrower under the two loan agreements, its condominium units have been released from the lien of the construction loan mortgage, and the Company has been released from its guarantee of NYT Real Estate Company LLC’s obligation to complete the interior construction of the Company’s portions of the Building as well as its guarantee of certain non-recourse carve-outs with respect to the construction loan.  The construction lender remains obligated to continue to fund to The New York Times Building LLC the balance of the construction loan required to complete construction of the Building.  The Company has also been released from its obligation to make a loan (the “extension loan”) to FC Eighth Ave., LLC of approximately $119.5 million to repay a portion of the construction loan balance.  At the closing of the amended Loan Agreements, the construction lender funded to NYT Real Estate Company LLC the sum of $11,649,593, representing certain additional consideration payable by FC Eighth Ave., LLC to NYT Real Estate Company LLC under the Operating Agreement of The New York Times Building LLC on account of the purchase price of the land for the Building (the “true-up payment”).

Also effective as of January 29, 2007, FC Eighth Ave., LLC and NYT Real Estate Company LLC entered into a third amendment to the Operating Agreement of The New York Times Building LLC, pursuant to which the members acknowledged (i) the payment by FC Eighth Ave., LLC to NYT Real Estate Company LLC of the true-up payment, and (ii) the release of the Company from its obligation to make the extension loan.  At the same time, NYT Real Estate Company LLC and 42nd St. Development Project, Inc., a subsidiary of New York State Urban Development Corporation d/b/a Empire State Development Corporation, amended an Agreement of Sublease to make a correcting change to the original agreement.

The foregoing description of the amended Loan Agreements, the amended Operating Agreement and the amended Agreement of Sublease does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto, which are incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)   Exhibits

10.1

Fourth Amendment to Building Loan Agreement, dated as of January 29, 2007, between The New York Times Building LLC, NYT Real Estate Company LLC, FC Eighth Ave., LLC and Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation).

10.2	Third Amendment to Project Loan Agreement, dated as of January 29, 2007, between The New York Times Building LLC, NYT Real Estate Company LLC, FC Eighth Ave., LLC and

Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation).

10.3	Third Amendment to Operating Agreement of The New York Times Building LLC, dated as of January 29, 2007, between FC Eighth Ave., LLC and NYT Real Estate Company LLC.

10.4	Second Amendment to Agreement of Sublease, dated as of January 29, 2007, between 42nd St. Development Project, Inc., as landlord, and NYT Real Estate Company LLC, as tenant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: February 1, 2007	By:	/s/ Rhonda L. Brauer
Rhonda L. Brauer
Secretary & Corporate Governance Officer

Exhibit List

10.1

Fourth Amendment to Building Loan Agreement, dated as of January 29, 2007, between The New York Times Building LLC, NYT Real Estate Company LLC, FC Eighth Ave., LLC and Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation).

10.2

Third Amendment to Project Loan Agreement, dated as of January 29, 2007, between The New York Times Building LLC, NYT Real Estate Company LLC, FC Eighth Ave., LLC and Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation).

10.3	Third Amendment to Operating Agreement of The New York Times Building LLC, dated as of January 29, 2007, between FC Eighth Ave., LLC and NYT Real Estate Company LLC.

10.4	Second Amendment to Agreement of Sublease, dated as of January 29, 2007, between 42nd St. Development Project, Inc., as landlord, and NYT Real Estate Company LLC, as tenant.